As filed with the Securities and Exchange Commission on August 7, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FibroGen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	77-0357827
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

409 Illinois St.

San Francisco, CA 94158

(415) 978-1200

(Address of principal executive offices)

2014 Equity Incentive Plan

2014 Employee Stock Purchase Plan

(Full titles of the plans)

Thane Wettig

Interim Chief Executive Officer

FibroGen, Inc.

409 Illinois Street

San Francisco, CA 94158

(415) 978-1200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Nancy Wojtas

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

FibroGen, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering (a) an additional 3,766,643 shares of its common stock, par value $0.01 per share (the “Common Stock”), issuable to eligible persons under the Registrant’s 2014 Equity Incentive Plan (“2014 EIP”), and (b) an additional 941,660 shares of its Common Stock, issuable to eligible persons under the Registrant’s 2014 Employee Stock Purchase Plan (“2014 ESPP”), in each case which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s Forms S-8 filed with the Securities and Exchange Commission (the “Commission”) filed on November 18, 2014 (File No. 333-200348), September 27, 2016 (File No. 333-213816), March 1, 2017 (File No. 333-216369), August 9, 2019 (File No. 333-233204), August 9, 2021 (File No. 333-258655), and August 8, 2022 (File No. 333-266667) (the “Prior Registration Statements”).

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

1.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on February 27, 2023 (the “2022 Form 10-K”);

2.

The information specifically incorporated by reference into the 2022 Form 10-K from the Registrant’s definitive proxy statement on Schedule 14A, filed with the Commission on April 27, 2023 and the Supplement thereto on Schedule 14A filed with the Commission on May 31, 2023;

3.	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023 filed with the Commission on May 8, 2023;

4.	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 filed with the Commission on August 7, 2023;

5.	The Registrant’s Current Reports on Form 8-K, filed with the Commission on May 1, 2023, May 18, 2023, June 7, 2023, June 9, 2023, June 26, 2023, July 19, 2023 and July 25, 2023; and

6.

The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A filed with the Commission on November 12, 2014, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 2, 2020.

Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made a part hereof.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant, as presently in effect.

4.2(2)	Amended and Restated Bylaws of the Registrant, as presently in effect.

4.3(3)	Form of Common Stock Certificate.

5.1	Opinion of Cooley LLP.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney. Reference is made to the signature page of this Form S-8.

99.1(4)	FibroGen, Inc. 2014 Equity Incentive Plan, and forms of agreement thereunder.

99.2(5)	FibroGen, Inc. 2014 Employee Stock Purchase Plan.
107	Filing Fee Table.

(1)

Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36740), filed with the Securities and Exchange Commission (the “Commission”) on November 21, 2014, and incorporated by reference herein.

(2)	Previously filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-199069), filed with the Commission on October 23, 2014, and incorporated by reference herein.

(3)	Previously filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36740), filed with the Commission on November 21, 2014, and incorporated by reference herein.

(4)	Previously filed as Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-199069), filed with the Commission on November 12, 2014, and incorporated by reference herein.

(5)	Previously filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-199069), filed with the Commission on November 12, 2014, and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 7th day of August, 2023.

FIBROGEN, INC.

By:	/s/ Thane Wettig
Name:	Thane Wettig
Title:	Interim Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thane Wettig and Juan Graham, jointly and severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thane Wettig Thane Wettig	Interim Chief Executive Officer (Principal Executive Officer)	August 7, 2023

/s/ Juan Graham Juan Graham	Senior Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	August 7, 2023

/s/ James A. Schoeneck James A. Schoeneck	Chairman of the Board and Director	August 7, 2023

/s/ Suzanne Blaug Suzanne Blaug	Director	August 7, 2023

/s/ Aoife Brennan Aoife Brennan, M.B., B.Ch.	Director	August 7, 2023

/s/ Benjamin F. Cravatt Benjamin F. Cravatt, Ph.D.	Director	August 7, 2023

/s/ Jeffrey L. Edwards Jeffrey L. Edwards	Director	August 7, 2023

/s/ Jeffrey W. Henderson Jeffrey W. Henderson	Director	August 7, 2023

/s/ Maykin Ho Maykin Ho, Ph.D.	Director	August 7, 2023

/s/ Gerald Lema Gerald Lema	Director	August 7, 2023